Exhibit 10.11

CANTERBURY PARK HOLDING CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

1.                   Establishment of Plan. Canterbury Park Holding Corporation (hereinafter referred to as the “Company”) proposes to grant to certain employees of the Company the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to the plan herein set forth which shall be known as the “Canterbury Park Holding Corporation Employee Stock Purchase Plan” (hereinafter referred to as the “Plan”). The Company intends that the Plan shall qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1954, as amended, and shall be construed in a manner consistent with the requirements of said Section 423 and the regulations thereunder.

2.                   Purpose. The Plan is intended to encourage stock ownership by all employees of the Company and to provide them with further incentive to continue their employment, improve operations, increase profits, and contribute more significantly to the Company’s success.

3.                   Administration. The Plan shall be administered by a committee (hereinafter referred to as the “Committee”) consisting of not less than three directors or employees of the Company (which shall be the Compensation Committee if any is established by the Board of Directors), as designated by the Board of Directors of the Company (hereinafter referred to as the “Board of Directors”). The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause. The Committee shall select its own chairman and hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company, its employees and its shareholders and in accordance with the purposes of the Plan; provided, however, that the provisions of the Plan shall at all times be construed in a manner consistent with the requirements of Section 423 of the Internal Revenue Code, as amended. Such determinations shall be binding upon the Company and the participants in the Plan unless otherwise determined by the Board of Directors. The Company shall pay all expenses of administering the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

4.                   Duration and Phases of the Plan. (a) The Plan will commence on April 15, 1995 and will terminate when all shares authorized for issuance under Paragraph 10 of this Plan, as it may be amended from time to time, are issued or at such earlier date as shall be determined by the Company’s Board of Directors, except that any phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted shall be considered null and void unless the holders of a majority of all of the issued and outstanding shares of the common stock of’ the Company approve the Plan within twelve (12) months before or after the date of its adoption by the Board of Directors; and, further, any amendment of this Plan to increase the number of shares authorized for issuance under Paragraph 10 of this Plan shall be considered of no force or effect and any options granted thereafter shall be considered null and void unless the holders of a majority of all the issued and outstanding shares of the common stock of the Company approve such amendment of the Plan within twelve (12) months after the date Paragraph 10 is amended by the Board of Directors to increase the number of shares authorized for issuance.

(b)                 The Plan shall be carried out in one or more phases, each phase being for a period of one year or such other period of time as may be determined by the Board or Committee. No phase shall run concurrently, but a phase may commence immediately after the termination of the preceding phase. The existence and date of commencement of a phase (the “Commencement Date”) shall be determined by the Committee, provided that the commencement of the first phase shall be within twelve (12) months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding phase impracticable, such phase or phases shall be cancelled. Phases shall be numbered successively Phase 1, Phase 2, Phase 3, etc.

(c)                 The Board of Directors may elect to accelerate the termination date of any phase effective on the date specified by the Board of Directors in the event of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

5.                   Eligibility. All Employees, as defined in Paragraph 19 hereof, who are employed by the Company at least one day prior to the Commencement Date of a phase shall be eligible to participate in such phase.

6.                   Participation. Participation in the Plan is voluntary. An eligible Employee may elect to participate in any phase of the Plan, and thereby become a “Participant” in the Plan, by completing the Plan payroll deduction form provided by the Company and delivering it to the Company or its designated representative prior to the Commencement Date of that phase. Payroll deductions for a Participant shall commence on the first payday after the Commencement Date of the phase and shall terminate on the last payday immediately prior to or coinciding with the termination date of that phase unless sooner terminated by the Participant as provided in Paragraph 9 hereof.

7.                   Payroll Deductions. (a) Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions (in full dollar amounts and in amounts calculated to be as uniform as practicable throughout the period of the phase), in the aggregate amount not in excess of 10% of such Participant’s Base Pay for the term of the phase, as determined according to Paragraph 19 hereof.

The minimum authorized payroll deduction must aggregate to not less than $10 per month.

(b)                 In the event that the Participant’s compensation for any pay period is terminated or reduced from the compensation rate for such a period as of the Commencement Date of the phase for any reason so that the amount actually withheld on behalf of the Participant as of the termination date of the phase is less than the amount anticipated to be withheld over the phase year as determined on the Commencement Date of the phase, then the extent to which the Participant may exercise his option shall be based on the amount actually withheld on his behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

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(c)                 All payroll deductions made for Participants shall be credited to their accounts under the Plan. The Participant may not make any separate cash payments into such account.

(d)                 Except for his right to discontinue participation in the Plan as provided in Paragraph 9, no Participant shall be entitled to increase or decrease the amount to be deducted in a given phase after the Commencement Date.

8.                   Options.

(a)                 Grant of Option.

(i)                   A Participant who is employed by the Company as of the Commencement Date of a phase shall, subject to the limitations of Paragraph 10 hereof, be granted an option as of such date to purchase that number of full shares of Company common stock to be determined by dividing the total amount to be credited to that Participant’s account under Paragraph 7 hereof by (1) the option price set forth in Paragraph 8(a)(ii)(A) hereof with respect to phases ending on or prior to October 1, 2005, or (2) ninety-five percent (95%) of the per share fair market value of such common stock on the Termination Date of the phase with respect to phases beginning on or after October 1, 2005; provided that with respect to this clause (2) in no event shall a Participant be permitted to purchase during a phase more than that number of shares which is equal to 30% of the amount determined by dividing the total amount credited to the Participant’s account under Paragraph 7 hereof by 95% of the fair market value per share of such common stock on the Commencement Date of such phase and rounding down to the nearest whole number.

(ii)                 Unless otherwise determined by the Board or Committee prior to the commencement of a Phase, the option price for such shares of common stock shall be the lower of:

A.	Eighty-five percent (85%) of the fair market value of such shares of common stock on the Commencement Date of the phase for phases ending on or prior to October 1, 2005 and ninety-five percent (95%) of the fair market of such common stock on the termination date for phases beginning on or after October 1, 2005; or
B.	Eighty-five percent (85%) of the fair market value of such shares of common stock on the termination date of the phase for phases ending prior to October 1, 2005 and ninety-five (95%) of the fair market value if such shares of common stock on the termination date for phases beginning on or after October 1, 2005.

(iii)                The fair market value of shares of common stock of the Company shall be determined by the Committee for each valuation date in a manner acceptable under Section 423, Internal Revenue Code of 1954.

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(iv)               Anything herein to the contrary notwithstanding, no Employee shall be granted an option hereunder:

A.	Which permits his rights to purchase stock under all employee stock purchase plans of the Company, its subsidiaries or its parent, if any, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;
B.	If immediately after the grant such Employee would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any subsidiary of the Company. For purposes of determining stock ownership under this Paragraph, the rules of Section 425(d) of the Internal Revenue Code, as amended, shall apply; or
C.	Which can be exercised after the expiration of 27 months from the date the option is granted.

(b)                 Exercise of Option.

(i)                   Unless a Participant gives written notice to the Company pursuant to Paragraph 8(b) (ii) or Paragraph 9 prior to the termination date of a phase, his option for the purchase of shares will be exercised automatically for him as of such termination date for the purchase of the number of full shares of Company common stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price, subject to the limitations set forth in Paragraph 10 hereof.

(ii)                 A Participant may, by written notice to the Company at any time during the thirty (30) day period immediately preceding the termination date of a phase, elect, effective as of the termination date of that phase, to exercise his option for a specified number of full shares less than the maximum number which may be purchased under his option.

(iii)               As promptly as practicable after the termination date of any phase, the Company will deliver to each Participant herein the common stock purchased upon the exercise of his option, together with a cash payment equal to the balance, if any, of his account which was not used for the purchase of common stock with interest accrued thereon.

9.                   Withdrawal or Termination of Participation. (a) A Participant may, at any time prior to the termination date of a phase, withdraw all payroll deductions then credited to his account by giving written notice to the Company. Promptly upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant’s account will be paid to him with interest accrued thereon and no further payroll deductions will be made during that phase. In such event, the option granted the Participant under that phase of the Plan shall lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made.

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(b)                 In the event of the death of a Participant, the person or persons specified in Paragraph 14 may give notice to the Company within sixty (60) days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Paragraph 8(a) (ii) and have the balance in the account distributed in cash with interest accrued thereon. If no such notice is received by the Company within said sixty (60) days, the accumulated payroll deductions will be distributed in full in cash with interest accrued thereon.

(c)                 Upon termination of Participant’s employment for any reason other than death of the Participant, the payroll deductions credited to his account, plus interest, shall be returned to him.

10.                Stock Reserved for Options. (a) Three Hundred Fifty Thousand (350,000) shares1 of the Company’s $.01 par value common stock are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

(b)                 If the total number of shares of Company common stock for which options are to be granted for a given phase as specified in Paragraph 8 exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such phase pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan which would otherwise be effected may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

(c)                 The Participant (or a joint tenant named pursuant to Paragraph 10(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant’s option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Paragraph 12 hereof.

(d)                 The shares of Company common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the termination date of that phase of the Plan, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.

11.                Accounting and Use of Funds. Payroll deductions for each Participant shall be credited to an account established for him under the Plan. A Participant may not make any separate cash payments into such account. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

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1 Increased from 100,000 shares to 250,000 shares approved by shareholders June 2001. Increase from to 250,000 shares to 350,000 shares approved by Board April 2006 and by the shareholders on June 1, 2006.

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12.                Adjustment Provision. (a) Subject to any required action by the shareholders of the Company, the number of shares which are authorized in Section 10 to be issued pursuant to this Plan and the number of shares covered by each outstanding option and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company common stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

(b)                 In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

13.                Non-Transferability of Options. (a) Options granted under any phase of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during his lifetime and after his death only by his beneficiary of the representative of his estate as provided in Paragraph 9(b) hereof.

(b)                 Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or to receive common stock under any phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9.

14.                Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any cash to the Participant’s credit plus interest thereon under any phase of the Plan in the event of such Participant’s death prior to exercise of his option pursuant to Paragraph 9(b) hereof, or to exercise his option and become entitled to any stock and/or cash upon such exercise in the event of the Participant’s death prior to exercise of the option pursuant to Paragraph 9(b) hereof. The beneficiary designation may be changed by the Participant at any time by written notice to the Company.

Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant’s death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant’s death under the circumstances described in Paragraph 9(b) hereof, allow such beneficiary to exercise the Participant’s option pursuant to Paragraph 9(b) if such beneficiary is living on the termination date of the phase and deliver to such beneficiary the appropriate stock and/or cash after exercise of the option. In the event there is no validly designated beneficiary under the Plan who is living at the time of the Participant’s death under the circumstances described in Paragraph 9(b) or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant with interest to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. The Company will not be responsible for or be required to give effect to the disposition of any cash or stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom he has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant under any phase of the Plan.

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15.                Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted in Paragraph 4(c) with respect to an acceleration of the termination date of any phase, no such termination will take effect with respect to any options then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant’s compensation as of the Commencement Date of a phase, or (3) impair any outstanding option.

16.                Interest. In any situation where the Plan provides for the payment of interest on a Participant’s payroll deductions, such interest shall be determined by averaging the month-end balances in the Participant’s account for the period of his participation and computing interest thereon at the rate of five percent (5%) per annum.

17.                Notices. All notices or other communications in connection with the Plan or any phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or his designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

18.                Participation of Subsidiaries. The Board of Directors may, by written resolution, authorize the employees of any of its subsidiaries to participate hereunder. Effective as of the date of coverage of any such subsidiary, any references herein to the “Company” shall be interpreted as referring to such subsidiary as well as to Canterbury Park Holding Corporation.

In the event that any subsidiary which is covered under the Plan ceases to be a subsidiary of Canterbury Park Holding Corporation, the employees of such subsidiary shall be considered to have terminated their employment for purposes of Paragraph 9 hereof as of the date such subsidiary ceases to be such a subsidiary.

19.                Definitions. (a) “Subsidiary” shall include any corporation which shall be deemed a subsidiary of the Company under Section 425(f) of the Internal Revenue Code of 1954, as amended.

(b)                 “Employee” shall mean any employee, including an officer, of the Company who as of the first day of the month immediately preceding the Commencement Date of a phase is customarily employed by the Company for more than fifteen (15) hours per week.

(c)                 “Base Pay” is the regular pay for employment for each employee as annualized for a twelve (12) month period, exclusive of overtime, commissions, bonuses, disability payments, shift differentials, incentives and other similar payments, determined as of the Commencement Date of each phase.

Adopted by Board of Directors: April 3, 1995

Amended in early 2001 by Board to increase authorized shares to 250,000, with shareholder approval of such amendment occurring in June 2001.

Amended August 2005 to conform to FAS 123R.

Amended in April 2006 by the Board to increase authorized shares to 350,000, with shareholder approval of such amendment occurring June 1, 2006.

Amended in September 2011 to increase discretion assigned to the Committee and to Company management in administration.

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